Microsoft Word 11.0.6359;UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report July 12, 2005
                        (Date of earliest event reported)

                              METRIS COMPANIES INC.
             (Exact name of registrant as specified in its charter)


         Delaware                    1-12351               41-1849591
(State or of incorporation)  (Commission file number)    (IRS Employer
                                                       Identification No.)


              10900 Wayzata Boulevard, Minnetonka, Minnesota 55305
                    (Address of principal executive offices)

                                 (952) 525-5020
                         (Registrant's telephone number)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On July 12, 2005, Metris Companies Inc. (Registrant) issued a press release announcing that the staff of the U.S. Securities and Exchange Commission (Commission) intends to recommend that the Commission bring a civil enforcement action against Registrant and certain officers of Registrant for possible violations of federal securities laws. A copy of the press release is filed as
Exhibit 99.1 and is incorporated by reference into this report.

On July 13, 2005, Metris Companies Inc. (Registrant) announced that it intends to prepay, at par, the remaining $49.1 million of its unsecured 10 1/8% senior notes, which are due July 2006. The payment is expected to be made on August 15, 2005, following the required notification period. A copy of the press release is filed as Exhibit 99.2 and is incorporated by reference into this report.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

99.1     Metris Companies Inc. press release dated July 12, 2005.
99.2     Metris Companies Inc. press release dated July 13, 2005.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            METRIS COMPANIES INC.


Dated:  July 13, 2005                       By:/s/William A. Houlihan
                                                  William A. Houlihan
                                                  Executive Vice President
                                                  and Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit No.       Description

99.1              Metris Companies Inc. press release dated July 12, 2005.
99.2              Metris Companies Inc. press release dated July 13, 2005.